Exhibit 99.1

ACURA PHARMACEUTICALS COMMON STOCK TO TRADE ON THE OTCQB MARKET

PALATINE, IL, February 15, 2017: Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company innovating abuse deterrent drugs, today announced that that shares of its common stock will begin to trade on the on the OTCQB® Market, which is operated by OTC Markets Group Inc., under the symbol “ACUR” on February 23, 2017.

 On August 16, 2016 the Company received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(b)(1) (the “Rule”) due to the Company’s failure to maintain a minimum of $2.5 million in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations). On October 6, 2016, the Company received a letter from NASDAQ indicating that the Company was afforded until February 10, 2017 to regain compliance with the minimum stockholders’ equity requirement of $2.5 million, as set forth in the Rule.

The Company was unable to regain compliance with the Rule prior to February 10, 2017 and as a result on February 14, 2017, the Company received written notification from the NASDAQ’s staff stating that the Company’s Common Stock is subject to delisting from the NASDAQ Capital Market, subject to the Company’s right to appeal. The Company does not intend to request an appeal of the delisting determination. The NASDAQ delisting determination will become final and trading in the Company’s Common Stock on the NASDAQ Capital Market will be discontinued effective at the opening of business on February 23, 2017. The Company was also notified that NASDAQ will complete the delisting by filing a Form 25-NSE with the U.S. Securities and Exchange Commission.

The transition to the OTCQB® Market does not affect the Company’s business operations and does not change its public reporting requirements with the US Securities and Exchange Commission.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary LIMITX™, AVERSION® and IMPEDE® Technologies. LIMITX contains ingredients that are intended to reduce or limit the rate or extent of opioid release when multiple tablets are ingested. AVERSION contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages if the product is snorted. IMPEDE is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

OXAYDO® (oxycodone HCl immediate-release tablets) which incorporates the AVERSION Technology, is FDA approved and marketed in the U.S. by our partner Egalet Corporation.

Acura markets NEXAFED® and NEXAFED® Sinus, which are pseudoephedrine containing products that utilize the IMPEDE Technology.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to fund or obtain funding for our continuing operations;
•	the expected results of clinical studies relating to LTX-04 or any successor product candidate, the date by which such study results will be available and whether LTX-04 or any successor product candidate will ultimately receive FDA approval;
•	whether LIMITX will retard the release of opioid active ingredients as dose levels increase;
•	whether we will be able to reformulate LTX-04 or any successor product candidate to provide an efficacious level of drug when one or two tablets are taken;
•	whether we will be able to reformulate LTX-04 or any successor product candidate to improve its abuse deterrent performance;
•	whether the extent to which products formulated with the LIMITX technology deter abuse will be determined sufficient by the FDA to support approval or labelling describing abuse deterrent features;
•	whether our LIMITX technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including Oxaydo® Tablets and our Nexafed® products;
•	our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our abuse discouraging technologies; and
•	whether Oxaydo or our Aversion and LIMITX product candidates will ultimately deter abuse in commercial settings and whether our Nexafed products and Impede technology product candidates will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward- looking statements by terms such as “may,” “will”, “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “indicates”, “projects,” predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709